UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +971 (0) 42767576 / + 1 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01 Other Events – Shareholders update

On March 14, 2016, Global Equity Partners Plc. a fully owned subsidiary of Global Equity International Inc. (“Company”), received from its client, Quartal Financial Solutions A.G., the contractually agreed 2,271 common shares, 1,815 shares at 261 CHF and 456 shares at 160 CHF, making the total valuation of the common shares received, 546,675 Swiss Francs (CHF) or $556,084. Prior to receiving this equity fee, the Company had already received, late 2015, a $150,000 cash fee and will receive a further $150,000 cash fee once certain contractual milestones have been achieved in 2016.

About Quartal Financial Solutions AG

Quartal Financial Solutions A.G. (“Quartal” - http://www.quartalfs.com/en/home) headquartered in Zurich (Switzerland) and with offices in London and Frankfurt, is a market leading Financial Technology software company providing specialized financial solutions to the global financial and insurance industry. Quartal´s suite of products focus on complex fee billing, revenue, commission, expense management and sophisticated high end reporting for global asset managers, banks, brokers, custodians, fund administrators, insurance companies, transfer agents and capital market firms. Quartal Financial Solutions A.G. was founded in 1999 and some of its global blue chip clients are HSBC, UBS, Brown Brothers Harriman, Credit Suisse, Schroders Investment Management, Societe General, and Commerzbank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2016.

GLOBAL EQUITY INTERNATIONAL INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer